HUDSON UNITED BANCORP

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS
Wednesday, April 17, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert J. Burke and James E. Schierloh and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Hudson United Bancorp standing in the undersigned’s name at the Annual Meeting of Shareholders of Hudson United Bancorp, to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on Wednesday, April 17, 2002, at 10:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR the election of the 4 nominees for directors listed in the Proxy Statement and FOR adoption of the 2002 Stock Option Plan.

         Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number and the proxy card available when access the web page.

YOUR CONTROL NUMBER IS  —»  /        /

(continued on reverse side)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
HUDSON UNITED BANCORP

April 17, 2002

Please Detach and Mail in the Envelope Provided

A  / X / Please mark your votes as in this example.

1.	Election of 4 Directors

     /    /  FOR all nominees listed at right (except as marked to the contrary)

     /    /  WITHHOLD AUTHORITY to vote for all nominees listed at right

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.) Management Recommends a Vote FOR All Nominees Listed at Right.	Nominees:	Bryant D. Malcolm W. Peter McBride Charles F.X. Poggi John H. Tatigian, Jr.

2.	Management Recommends a Vote for Adoption of the 2002 Stock Option Plan.	For / / Against / / Abstain / /

3.	In their discretion, upon such other matters as may properly come before the Meeting.

PLEASE DATE, SIGN AND RETURN PROMPLTY.

_______________________ Signature	_______________________ Print Name	_______________________ Signature	Dated: _____________, 2002

NOTE:	(Please sign exactly as your name appears on this proxy card. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the shares are held in joint name, all joint owners should sign.)